Exhibit (g)(6)

Form of Exhibit A
To
Rule 17f-5 and Rule 17f-7 Letter Agreement

This Exhibit A, amended and restated effective as of _____________, 2014, is the Exhibit A to that certain Rule 17f-5 and Rule 17f-7 Letter Agreement dated April 11, 2011, as amended, between Aston Funds and The Bank of New York Mellon. This Exhibit A shall supersede all previous forms of this Exhibit A.

List of Funds

ASTON/Barings International Fund
ASTON/Cornerstone Large Cap Value Fund
ASTON/DoubleLine Core Plus Fixed Income Fund
ASTON/Fairpointe Focused Equity Fund
ASTON/Fairpointe Mid Cap Fund
ASTON/Guardian Capital Global Dividend Fund
ASTON/Harrison Street Real Estate Fund
ASTON/Herndon Large Cap Value Fund
ASTON/LMCG Emerging Markets Fund
ASTON/LMCG Small Cap Growth Fund
ASTON/Montag & Caldwell Balanced Fund ASTON/Montag & Caldwell Growth Fund
ASTON/Montag & Caldwell Mid Cap Growth Fund
ASTON/Pictet International Fund
ASTON/River Road Dividend All Cap Value Fund
ASTON/River Road Dividend All Cap Value Fund II
ASTON/River Road Independent Value Fund
ASTON/River Road Long-Short Fund
ASTON/River Road Select Value Fund
ASTON/River Road Small Cap Value Fund
ASTON/Silvercrest Small Cap Fund
ASTON/TAMRO Diversified Equity Fund
ASTON/TAMRO International Small Cap Fund
ASTON/TAMRO Small Cap Fund
ASTON/TCH Fixed Income Fund

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

ASTON FUNDS

By:
Name:
Title: